Exhibit 99.1

      IMS Health Announces 14 Percent Revenue Growth for First-Quarter 2005


    FAIRFIELD, Conn.--(BUSINESS WIRE)--April 19, 2005--IMS Health (NYSE: RX) today announced first-quarter 2005 revenue of $411.0 million, up 14 percent (10 percent constant dollar), compared with revenue of $361.6 million for the first quarter of 2004.
    "We delivered another strong quarter, with double-digit growth in the key metrics of our business, and a 63 percent increase in consulting and services revenue," said David R. Carlucci, IMS chief executive officer and president. "Our team performed very well globally, with our European operations leading the way. In a dynamic marketplace, we are providing our clients with innovative, evidence-based solutions. This gives us confidence we will achieve our financial objectives for 2005."
    The company is taking the opportunity provided by the American Jobs Creation Act of 2004 to repatriate approximately $650 million of previously undistributed foreign earnings. As a result, IMS recorded a one-time tax charge in the 2005 first quarter of $67 million, or $0.29 per share. Including this charge, first-quarter diluted earnings per share on an SEC-reported basis was $0.13, compared with $0.34 in the 2004 first quarter. On an adjusted basis, first-quarter diluted earnings per share was $0.29, compared with $0.26 per share in the same period of 2004, an increase of 12 percent. Net income on an SEC-reported basis was $30.3 million, compared with net income of $81.1 million in the year-earlier quarter. On an adjusted basis, net income for the first quarter of 2005 was $68.1 million, up 11 percent from $61.4 million in the first quarter of 2004. See Tables 3 and 4 for a reconciliation from SEC to adjusted results for the quarters ended March 31, 2005 and 2004, respectively.
    The first-quarter 2005 tax charge of $67 million may be reduced by approximately $19 million (to a tax charge of $48 million) if the U.S. Congress enacts technical corrections legislation as expected.

    Balance Sheet Highlights

    IMS's cash, cash equivalents and short-term marketable securities as of March 31, 2005 totaled $408.1 million, compared with $460.0 million on December 31, 2004. Total debt as of March 31, 2005 was $731.5 million, up from $626.7 million at the end of 2004. See Table 5 for selected consolidated balance sheet items.

    Share Repurchase Program, Shares Outstanding

    IMS repurchased approximately 3.9 million shares in the first quarter at a total cost of $92.6 million. In December 2004, the board of directors authorized the company to repurchase up to 10 million IMS shares.
    The number of actual shares outstanding as of March 31, 2005 was approximately 226.6 million, compared with 235.0 million as of March 31, 2004.

    About IMS

    Operating in more than 100 countries, IMS Health is the world's leading provider of information solutions to the pharmaceutical and healthcare industries. With $1.6 billion in 2004 revenue and more than 50 years of industry experience, IMS offers leading-edge business intelligence products and services that are integral to clients' day-to-day operations, including portfolio optimization capabilities; launch and brand management solutions; sales force effectiveness innovations; managed care and over-the-counter offerings; and consulting and services solutions that improve ROI and the delivery of quality healthcare worldwide. Additional information is available at http://www.imshealth.com.

    Conference Call and Webcast Details

    IMS will host a conference call at 5 p.m. Eastern time today to discuss its first-quarter results. To participate, please dial 1-888-568-1969 (U.S. and Canada) and 1-212-341-7080 (outside the U.S.
and Canada) approximately 15 minutes before the scheduled start of the call. The conference call also will be accessible live on the Investor Relations section of the IMS Website at www.imshealth.com. Prior to the conference call, a copy of this press release and any other financial or statistical information presented during the call will be made available in the "Investors" area of IMS's Website.
    A replay of the conference call will be available online on the Investor Relations section of the IMS Website and via telephone by dialing 1-800-633-8284 (U.S. and Canada) or 1-402-977-9140 (outside the U.S. and Canada), and entering access code 21239956 beginning one hour after the call is completed.

    Forward-Looking Statements

    This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although IMS Health believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results of IMS Health to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (i) the risks associated with operating on a global basis, including fluctuations in the value of foreign currencies relative to the U.S. dollar, and the ability to successfully hedge such risks,
(ii) to the extent IMS Health seeks growth through acquisitions and joint ventures, the ability to identify, consummate and integrate acquisitions and joint ventures on satisfactory terms, (iii) the ability to develop new or advanced technologies and systems for its businesses on time and on a cost-effective basis, (iv) regulatory, legislative and enforcement initiatives, particularly in the areas of medical privacy and tax, (v) to the extent unforeseen cash needs arise, the ability to obtain financing on favorable terms, and (vi) deterioration in economic conditions, particularly in the pharmaceutical, healthcare or other industries in which IMS Health's customers operate.




                                Table 1
                              IMS Health
                       SEC Income Statement (a)
                      Three Months Ended March 31
               (unaudited, in millions except per share)

                                                  2005   2004   % Fav
                                                   SEC    SEC  (Unfav)
                                                 ---------------------
Revenue (b)
   Sales Force Effectiveness                     $199.9 $179.7    11 %
   Portfolio Optimization                         125.5  114.8     9
   Launch, Brand and Other                         85.5   67.1    27
                                                 --------------
   Total                                          411.0  361.6    14

Operating Expenses (c)
   Operating Costs                               (183.4)(152.7)  (20)
   Selling and Administrative                    (106.1) (91.0)  (17)
   Depreciation and Amortization                  (24.7) (21.7)  (14)
                                                 --------------
   Total                                         (314.1)(265.3)  (18)

Operating Income                                   96.9   96.2     1

Interest expense, net                              (3.8)  (3.3)
Gains from investments, net (e)                     2.7    6.5
Other income, net (f)                               9.3    2.8
                                                 --------------
Pretax Income                                     105.0  102.2     3

Provision for Income Taxes (g)                    (74.7) (20.1)
TriZetto Equity Loss, net (d)                       0.0   (1.0)
                                                 --------------
Net Income                                        $30.3  $81.1   (63)

Diluted EPS:
      Total Diluted EPS                           $0.13  $0.34   (62)%

Shares Outstanding:
   Weighted Average Diluted                       231.5  240.4     4 %
   End-of-Period Actual                           226.6  235.0     4

The accompanying notes are an integral part of these financial tables.






                                Table 2
                              IMS Health
                     Adjusted Income Statement (a)
                      Three Months Ended March 31
               (unaudited, in millions except per share)

                                                              Constant
                                                                  $
                                       2005      2004    % Fav Growth
                                      Adjusted Adjusted (Unfav)  (h)
                                     ---------------------------------
Revenue (b)
   Sales Force Effectiveness           $199.9   $179.7    11 %     8 %
   Portfolio Optimization               125.5    114.8     9       6
   Launch, Brand and Other               85.5     67.1    27      23
                                     ------------------
   Total                                411.0    361.6    14      10

Operating Expenses (c)
   Operating Costs                     (183.4)  (152.7)  (20)
   Selling and Administrative          (106.1)   (91.0)  (17)
   Depreciation and Amortization        (24.7)   (21.7)  (14)
                                     ------------------
   Total                               (314.1)  (265.3)  (18)

Operating Income                         96.9     96.2     1      (1)

Interest expense, net                    (3.8)    (3.3)  (15)
Gain from investments, net (e)            3.0      0.0    NM
Other expense, net (f)                   (0.4)    (2.5)   84
                                     ------------------
Pretax Income                            95.7     90.4     6

Provision for Income Taxes (g)          (27.6)   (28.0)    2
TriZetto Equity Loss, net (d)             0.0     (1.0)   NM
                                     ------------------

Net Income from continuing operations   $68.1    $61.4    11 %

Diluted EPS:
  Total Diluted EPS                     $0.29    $0.26    12 %

Shares Outstanding:
   Weighted Average Diluted             231.5    240.4     4 %
   End-of-Period Actual                 226.6    235.0     4

The accompanying notes are an integral part of these financial tables.







                                Table 3
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended March 31, 2005
               (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q1 Adjustments    Q1
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $199.9       $0.0   $199.9
   Portfolio Optimization                   125.5        0.0    125.5
   Launch, Brand and Other                   85.5        0.0     85.5
                                           ---------------------------
   Total                                    411.0        0.0    411.0

Operating Expenses (c)
   Operating Costs                         (183.4)       0.0   (183.4)
   Selling and Administrative              (106.1)       0.0   (106.1)
   Depreciation and Amortization            (24.7)       0.0    (24.7)
                                           ---------------------------
   Total                                   (314.1)       0.0   (314.1)

Operating Income                             96.9        0.0     96.9

Interest expense, net                        (3.8)       0.0     (3.8)
Gains from investments, net (e)               2.7        0.4      3.0
Other income (expense), net (f)               9.3       (9.7)    (0.4)
                                           ---------------------------
Pretax Income                               105.0       (9.3)    95.7

Provision for Income Taxes (g)              (74.7)      47.1    (27.6)
                                           ---------------------------

Net Income                                  $30.3      $37.8    $68.1

Diluted EPS:
      Total Diluted EPS                     $0.13      $0.16    $0.29

Shares Outstanding:
   Weighted Average Diluted                 231.5        0.0    231.5
   End-of-Period Actual                     226.6        0.0    226.6

The accompanying notes are an integral part of these financial tables.







                                Table 4
                              IMS Health
       Reconciliation from SEC to Adjusted Income Statement (a)
                   Three Months Ended March 31, 2004
               (unaudited, in millions except per share)

                                                              Adjusted
                                           SEC Q1 Adjustments    Q1
                                           ---------------------------
Revenue (b)
   Sales Force Effectiveness               $179.7       $0.0   $179.7
   Portfolio Optimization                   114.8        0.0    114.8
   Launch, Brand and Other                   67.1        0.0     67.1
                                           ---------------------------
   Total                                    361.6        0.0    361.6

Operating Expenses (c)
   Operating Costs                         (152.7)       0.0   (152.7)
   Selling and Administrative               (91.0)       0.0    (91.0)
   Depreciation and Amortization            (21.7)       0.0    (21.7)
                                           ---------------------------
   Total                                   (265.3)       0.0   (265.3)

Operating Income                             96.2        0.0     96.2

Interest expense, net                        (3.3)       0.0     (3.3)
Gains from investments, net (e)               6.5       (6.5)     0.0
Other income (expense), net (f)               2.8       (5.3)    (2.5)
                                           ---------------------------
Pretax Income                               102.2      (11.7)    90.4

Provision for Income Taxes (g)              (20.1)      (7.9)   (28.0)
TriZetto Equity Loss, net (d)                (1.0)       0.0     (1.0)
                                           ---------------------------
Net Income                                  $81.1     ($19.6)   $61.4

Diluted EPS:
      Total Diluted EPS                     $0.34     ($0.08)   $0.26

Shares Outstanding:
   Weighted Average Diluted                 240.4        0.0    240.4
   End-of-Period Actual                     235.0        0.0    235.0

The accompanying notes are an integral part of these financial tables.






                                Table 5
                              IMS Health
               Selected Consolidated Balance Sheet Items
                       (unaudited, in millions)

                                                        March   Dec.
                                                          31,    31,
                                                         2005   2004
                                                        ------ ------
Cash and cash equivalents                               $401.3 $444.9

Short-term marketable securities                           6.7   15.1

Accounts receivable, net                                 330.3  280.5

Total debt                                               731.5  626.7

The accompanying notes are an integral part of these financial tables.






                              IMS Health
                       NOTES TO FINANCIAL TABLES

(a) "SEC Income Statement" (Table 1) differs from the "Adjusted Income Statement" (Table 2) by amounts that are detailed on Tables 3 and
    4. Adjusted results are those used by management for the purposes of global business decision-making, including developing budgets and managing expenditures. Adjusted results exclude certain U.S. GAAP measures to the extent that management believes exclusion will facilitate comparisons across periods and more clearly indicate trends. Although IMS discloses adjusted results in order to give a full picture to investors of its business as seen by management, these adjusted results are not prepared specifically for investors and are not a replacement for the more comprehensive information for investors included in IMS's U.S. GAAP results. The method IMS uses to prepare adjusted results differs in significant respects from U.S. GAAP and is likely to differ from the methods used by other companies. Investors interested in management's adjusted results are urged to review the detailed reconciliations of the adjusted measures to comparable U.S. GAAP results.

(b) Revenue in 2004 has been reclassified to conform to the 2005 presentation, including a reclassification of Consulting and Services revenue into the other three business lines. Consulting and Services revenue was $54.6 million in first-quarter 2005, up 63% (59% constant dollar) from $33.5 million in first-quarter 2004.

(c) Operating expenses in 2004 reflect a reclassification between operating costs and selling and administrative expenses to make them comparable with the 2005 presentation.

(d) In the fourth quarter of 2004, IMS Health sold its entire interest in TriZetto back to the company.

(e) Gains from investments, net were $2.7 million in the first quarter of 2005, relating primarily to a $3.0 million gain from the sale of a 20% interest we held in a German company (GPI), partially offset by $0.4 million of management fees for the Enterprise investments. This is compared with a net gain of $6.5 million in the first quarter of 2004 from the sale of certain Enterprise investments. The gains and losses from Enterprise investments are excluded from adjusted results because they relate to non-strategic investments and are not related to IMS's core business operations.

(f) Other income, net includes $1.2 million and $0.4 million of expenses for legal fees in the first quarter of 2005 and 2004, respectively, related to the IRI litigation. These expenses are excluded from adjusted results because they relate to a D&B legacy matter and are not related to IMS's core business operations. In addition, Other income, net excludes a quarterly phasing adjustment of foreign currency hedge gains (losses), net of $(10.9) million in the first quarter of 2005 and ($5.7) million in the first quarter of 2004. This phasing adjustment is made to adjusted results in order to more closely match the timing of foreign exchange hedge gains (losses) with the operating income being hedged. For the full year, there is no difference between the hedge losses in adjusted and SEC results.

(g) The tax provision for the first quarter of 2005 includes a net provision of $3.2 million related primarily to the items described in note (f). The tax provision for the first quarter of 2004 includes a tax provision of $4.1 million related to items described in notes (e) and (f). These tax provisions are excluded from adjusted results because the related charges and gains are excluded from adjusted results. The tax provision in the first quarter of 2005 also includes a $29.3 million tax benefit related to a favorable audit resolution in Japan of the tax years through 2003. Adjusted results include a phasing adjustment to recognize this benefit ratably throughout the year; the phasing adjustment for the first quarter of 2005 was $23.2 million. This phasing adjustment allows the full year effective tax rate to be applied in each quarter to adjusted pretax results. Also in the first quarter of 2005, $67.1 million of tax expense was recorded related to the decision to repatriate approximately $650 million of foreign earnings back to the U.S. during 2005 under the American Jobs Creation Act of 2004 (AJCA). If Congress passes an expected technical correction to the AJCA, this tax expense is likely to decrease to $48.1 million. As the AJCA is a one-time event, this tax expense has been excluded from adjusted results. In addition, the first quarter 2004 tax provision also includes a $15.6 million tax benefit related to a favorable audit resolution in the U.S. of the 1998 and 1999 tax years. The phasing adjustment for the first quarter of 2004 was $12.1 million.

(h) Constant-dollar growth rates eliminate the impact of year-over-year foreign currency fluctuations.

    Amounts presented in the financial tables may not add due to rounding.
    These financial tables should be read in conjunction with IMS
    Health's filings previously made or to be made with the Securities and Exchange Commission.





    CONTACT: IMS Health
             Corporate Communications
             Bill Hughes, 203-319-4732
             bhughes@imshealth.com
                       or
             Investor Relations
             Darcie Peck, 203-319-4766
             dpeck@imshealth.com